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                                                                  EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To The Shareholders of
Young Minds, Incorporated

      We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated August 31, 1996, relating to the financial statements of Young Minds, Incorporated which are contained in that Prospectus.

      We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                    BDO SEIDMAN, LLP




Los Angeles, California
November 29, 1996